Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Weber Inc. for the period ending June 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chris M. Scherzinger, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Weber Inc.

Date: September 16, 2021	By:	/s/ Chris M. Scherzinger
Chris M. Scherzinger
Chief Executive Officer (Principal Executive Officer)